                                                                   EXHIBIT 10.31


                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


                                 by and among


                         FS EQUITY PARTNERS IV, L.P.,

                          RIPPLEWOOD PARTNERS, L.P.,

                         RIPPLEWOOD ADVANCE AUTO PARTS
                            EMPLOYEE FUND I L.L.C.,

                             NICHOLAS F. TAUBMAN,

                 THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964,

                                WA HOLDING CO.

                                      AND

                          ADVANCE HOLDING CORPORATION



                               November 2, 1998

                               TABLE OF CONTENTS

                                                                                Page
1. Definitions.................................................................  2

2. Rights Upon Issuance of Additional Securities...............................  5
   2.1  Issuance Notice........................................................  5
   2.2  Response Notice........................................................  5
   2.3  Revised Issuance Notice................................................  5
   2.4  Pro Rata Share.........................................................  5
   2.5  Termination and Assignment.............................................  6

3. Transfer of Shares by FS Stockholder, Sears Stockholder or Ripplewood
   Stockholder; Rights of Inclusion............................................  6
   3.1  Right of Inclusion.....................................................  6
   3.2  Third-Party Offer......................................................  7
   3.3  Allocation of Included Shares..........................................  9
   3.4  Consummation........................................................... 10
   3.5  Termination and Assignment............................................. 11

4. Obligation to Sell Securities............................................... 12
   4.1  Sale Obligation........................................................ 12
   4.2  Termination and Assignment............................................. 12

5. Restrictions on Transfers of Securities; Right of First Offer............... 13
   5.1  Transfer Restrictions.................................................. 13
   5.2  Right of First Offer................................................... 16
   5.3  Termination and Assignment............................................. 19
   5.4  Taubman Option and Option Shares....................................... 19

6. Registration Rights; Acquisitions of Common Stock. ......................... 19
   6.1  Registration Rights. .................................................. 19
   6.2  Acquisition of Common Stock. .......................................... 20

7. Representation on the Board of Directors ................................... 20
   7.1  The Board ............................................................. 20
   7.2  Approval Right ........................................................ 21
   7.3  Certain Actions of the Board .......................................... 22
   7.4  Termination and Assignment ............................................ 25

8.   Certain Covenants of the Company ......................................... 25
     8.1  Audited Financial Statements ........................................ 25
     8.2  Other Financial Information  ........................................ 25

                                                                            Page
9.  Copy of Agreement ...................................................... 26

10. Governing Law .......................................................... 26

11. Representations and Warranties ......................................... 26

12. Amendment and Waiver; Successors; After Acquired Shares ................ 26

13. Interpretation ......................................................... 27

14. Notices ................................................................ 27

15. Legends ................................................................ 27

16. Further Assurances ..................................................... 28

17. Injunctive Relief; Disputes ............................................ 28

18. Severability ........................................................... 29

19. Entire Agreement ....................................................... 29

20. Counterparts ........................................................... 29
||
SCHEDULE 1  Ownership of Capital Stock by Stockholders Upon Consummation
            of Transactions Contemplated by Merger Agreement ............... 32

EXHIBIT A   Terms of the Registration Rights of the Common Stock .......... A-1

EXHIBIT B   Irrevocable Proxy ............................................. B-1

                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of November 2, 1998 by and among Advance Holding Corporation, a Virginia corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), Ripplewood Partners, L.P. ("Ripplewood Partners"), Ripplewood Advance Auto Parts Employee Fund I L.L.C. ("Ripplewood Employee Fund" and, together with Ripplewood Partners, the "Ripplewood Stockholder"), Nicholas F. Taubman and the Arthur Taubman Trust dated July 13, 1964 (the "Trust") (Mr. Taubman and the Trust collectively, the "Existing Stockholders" and each individually, an "Existing Stockholder") and WA Holding Co., a Delaware corporation (the "Sears Stockholder").

                                   RECITALS

     A. The Existing Stockholders, the FS Stockholder, Ripplewood Stockholder and the Company entered into this Agreement effective as of April 15, 1998, to establish certain rights, obligations and restrictions with respect to the securities of the Company owned by them.

     B. Pursuant to an Agreement and Plan of Merger dated as of August 16, 1998, by and among Sears, Roebuck and Co., the Sears Stockholder, the Company, Western Auto Supply Company, Advance Acquisition Corporation ("Newco"), Advance Stores Company, Incorporated and certain stockholders of the Company, (i) Western Auto Supply Company will merge with and into Newco with Newco as the surviving corporation, and in partial consideration for the shares of Western Auto Supply Company converted as a result of said merger Sears Stockholder will receive from Newco that number of shares of Common Stock of the Company shown on
Schedule 1 to this Agreement and (ii) FS Stockholder, Ripplewood Stockholder and Existing Stockholder will purchase additional shares of Common Stock of the Company so that their total ownership of the Common Stock will be as shown on
Schedule 1 hereto.

     C. In connection with the transactions contemplated by the Merger Agreement, and as a condition to consummation of the transactions contemplated thereby, the parties wish to amend and restate this Agreement to add Sears Stockholder as a party and to further establish certain rights, obligations and restrictions with respect to the securities of the Company.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.       Definitions.  As used in this Agreement, the following capitalized
              -----------
          terms shall have the following meanings:

          Additional Securities:  All Securities which are issued and sold by
          ---------------------
the Company other than (i) the Initial Shares, (ii) any Securities issued or issuable to all of the holders of Common Stock then outstanding on a proportionate basis, (iii) any Securities issued or issuable to any Employees pursuant to any equity incentive plan, individual agreement, bonus, award, stock purchase plan, stock option plan or other stock agreement or arrangement which in each event is approved by the Board (a "Benefit Plan"), (iv) any Securities issued in exchange for debt securities of the Company or any Subsidiary, provided, that the overall terms of the exchange transaction are fair and in the best interests of the Company as determined in reasonable good faith by the Board, and provided, further, that if a Stockholder or its Affiliates own debt Securities being exchanged, all other Stockholders owning such debt securities being exchanged shall have the right to participate in such exchange on the same terms as the other Stockholders or their Affiliates, (v) any Securities issued to any source of, or to any party arranging, financing for the Company or any Subsidiary of the Company, provided, that the overall terms of the financing transaction involving the issuance of debt and Securities are fair and in the best interests of the Company as determined in reasonable good faith by the Board and provided, further, in the event any Stockholder or any of its Affiliates are participating in or providing such financing, that the other Stockholders have the opportunity to participate in such financing and, if they so participate, to purchase or otherwise receive on the same terms their Pro Rata Share (as defined in Section 2.4) of any Securities (vi) any Securities issued pursuant to a public offering registered under the Securities Act, (vii) any Securities that are issued or issuable in connection with the acquisition by the Company or a Subsidiary of any business, business assets or securities from any Person, provided, that such Securities are not issued for less than their fair market value, as determined in good faith by the Board and (viii) any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities, or upon the conversion or exchange of Securities convertible into or exchangeable for Securities, including the Option Shares. Notwithstanding the foregoing, if Securities are issued to any Stockholder(s) to finance an acquisition, such Securities shall be Additional Securities.

          Affiliate:  Such term shall have the meaning given to such term
          ---------
pursuant to Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

          Board:  The Board of Directors of the Company.
          -----

          Business means the sale of automotive parts and accessories at retail
          --------
or wholesale or by catalog and the rendering of services relating thereto, including, without limitation, carrying on or participating in the business of any chain of automotive service facilities, supplying a dealer network with automotive parts and accessories, or any wholesale or catalog operation or retail chain that is engaged as a significant line of business in the distribution or sale of automotive parts or accessories or rendering services relating thereto.

          Common Stock:  The Class A Common Stock, par value $0.01 per share, of
          ------------
the Company.

          Employee:  Any employee, independent director or consultant of the
          --------
Company or any Subsidiary of the Company.

          Existing Stockholders:  Nicholas F. Taubman and the Trust.
          ---------------------

          FS Principals:  Mark J. Doran, Bradford M. Freeman, Todd W. Halloran,
          -------------
J. Frederick Simmons, Ronald P. Spogli, Jon D. Ralph, John M. Roth, Charles P. Rullman, Jr. and William M. Wardlaw.

          Initial Shares:  Shall mean the 27,436,318 shares of Common Stock
          --------------
issued and outstanding on the date hereof and held beneficially and of record by the Stockholders as set forth on Schedule 1, and any Option Shares shown on
Schedule 1.

          Option Shares:  Any shares of Common Stock issued pursuant to the
          -------------
exercise of the Taubman Option.

          Permitted Transferee:  Permitted Transferee shall mean, (w) with
          --------------------
respect to any Stockholder, a controlled Affiliate which shall include any corporation, investment fund or partnership that is (i) a controlled Affiliate of such Stockholder or (ii) with respect to the FS Stockholder, organized and controlled by three or more of the FS Principals or (iii) with respect to the Ripplewood Stockholder, organized and controlled by Timothy C. Collins or (iv) with respect to Stockholder, includes Sears, Roebuck and Co. or any controlled Affiliate thereof, (x) with respect to the FS Stockholder, for the period ending one year from the date of this Agreement, any institutional investor, merchant banking firm, or institutional limited partner of an FS Stockholder who purchases shares from FS Stockholder within one year from the date hereof (an "Unaffiliated Permitted Transferee"), provided that the number of Shares of Common Stock transferred to such Unaffiliated Permitted Transferee would not cause the FS Stockholder (in the aggregate) to own less than 25% of the Common Stock, grant any approval rights over major transactions or to transfer any other rights except in compliance with this Agreement, and provided, further, that such Unaffiliated Permitted Transferee delivers an undertaking binding upon such Unaffiliated Permitted Transferee reasonably satisfactory to the Sears Stockholder, Ripplewood Stockholder, Mr. Taubman and their respective counsel to be bound by all obligations of the FS Stockholder hereunder, except those explicitly made not binding in this Agreement upon such Unaffiliated Permitted Transferee, (y) with respect to the Trust, the beneficiaries of the Trust (the "Trust Transferees"), subject to Section 5.1, and (z) with respect to Mr. Taubman and any Permitted Transferee of the Trust pursuant to clause (y) or their respective Permitted Transferees that are individual persons (an "Individual Stockholder"), (i) such Individual Stockholder's spouse, children, grandchildren or other living descendants, or a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Individual Stockholder, the Individual Stockholder's spouse or described relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (a) distribute assets to Persons who are not among the relatives listed above or (b) have partners who are not among the relatives listed above or (ii) a legal representative of such Individual Stockholder in the event such Individual Stockholder becomes mentally incompetent or to such Individual Stockholder's personal representative following the death of such Individual Stockholder. No person shall be deemed a Permitted Transferee if a transfer to such person would be an event defined as a "change of control" in either the indenture governing the Company's Senior Discount Debentures or the indenture governing Advance Stores Company, Incorporated's Subordinated Debentures, each as in existence on the date hereof and to the extent the same remain in effect (a "Change in Control Event").

          Person:  Any individual, corporation, entity, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          Public Market Sale:  Any sale of Common Stock after the Initial Public
          ------------------
Offering which is made pursuant to Rule 144 promulgated by the SEC under the Securities Act or which is made pursuant to a registration statement filed with and declared effective by the SEC.

          Public Offering:  A public offering of shares of Voting Securities of
          ---------------
the Company registered under the Securities Act, but shall not include an offering registered on Form S-4 or Form S-8 (or any substitute form that is adopted by the SEC). The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $25 million from the sale of Voting Securities.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities:  Shall mean (i) Voting Securities, (ii) all rights,
          ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities or capital stock of any type whatsoever, including, without limitation, (A) non-voting common stock, preferred stock, debt securities and securities that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities and (B) preferred stock.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Stockholders:  The FS Stockholder, the Sears Stockholder, the
          ------------
Ripplewood Stockholder and the Existing Stockholders.

          Subsidiary:  With respect to any Person, a corporation or other entity
          ----------
of which a majority of the shares of stock or other ownership interests are owned, directly or indirectly, by such Person.

          Taubman Option:  The options to purchase 500,000 shares of Common
          --------------
Stock as described in the option agreements dated as of April 15, 1998 ("Option Agreements") issued one-half to Nicholas F. Taubman and one-half to the Trust by the Company, as described in the Option Agreements.

          Voting Securities:  All Securities of the Company which possess
          -----------------
general voting power to elect members of the Board (not including, unless the context dictates otherwise, any options or warrants to purchase, or non-voting securities convertible into, Voting Securities).

     2.        Rights Upon Issuance of Additional Securities. The Company
               ---------------------------------------------
          hereby grants to each Stockholder the following rights with respect to any and all proposed issuances or sales of Additional Securities by the Company:

               a.        Issuance Notice.  The Company shall give each
                         ---------------
                    Stockholder written notice of the Company's intention to issue and sell Additional Securities (the "Issuance Notice"), describing the type of Additional Securities, the price at which the Additional Securities will be issued and sold and the general terms upon which the Company proposes to issue and sell the Additional Securities, including the anticipated date of such issuance or sale.

               b.        Response Notice.  Each Stockholder shall have 30 days
                         ---------------
                    from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Subsection 2.4) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Stockholder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Stockholders of Additional Securities shall be consummated on the later (i) the closing date specified in the Issuance Notice or (ii) the closing date on which Additional Securities described in the applicable Issuance Notice are first issued and sold if other Persons are also purchasing Additional Securities. Each Stockholder that has elected to purchase its Pro Rata Share of Additional Securities will have the right to purchase all or any portion of the Additional Securities unsubscribed for by the other Stockholders, up to its pro rata share of such unsubscribed portion (determined by the number of Voting

                    Securities owned by the party or parties who elect to purchase such unsubscribed for portion) if oversubscribed.

               c.        Revised Issuance Notice.  The Company shall have 120
                         -----------------------
                    days from the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by Stockholders at a price and upon the terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue Additional Securities after such 120-day period or at a price and upon terms that are materially less favorable to the Company than those specified in the Issuance Notice it must again comply with this Section 2.

               d.        Pro Rata Share.  For purposes of this Section 2, the
                         --------------
                    Pro Rata Share of a Stockholder shall be a fraction, (i) the numerator of which shall be the total number of shares of Voting Securities then held by the Stockholder and (ii) the denominator of which shall be the total number of shares of Voting Securities then issued and outstanding and held by parties to this Agreement.

               e.        Termination and Assignment.  The rights provided to
                         --------------------------
                    each of the Stockholders under this Section 2 shall terminate upon the later to occur of (i) the 180th day after the consummation of an Initial Public Offering and (ii) such time as less than 50% of the outstanding Common Stock is held by the Stockholders and their Permitted Transferees (the later of such times described in clauses (i) or (ii) referred to herein as a "Liquidity Event"). A Stockholder's rights under this Section 2 will terminate after such Stockholder has transferred a number of Voting Securities which represents 50% or more of the number of Voting Securities (including the Common Stock purchasable upon exercise of Existing Stockholders' options to acquire Voting Securities under the Taubman Option and as appropriately adjusted for any stock split, recapitalization or similar transaction) held by such Stockholder on the date hereof other than transfers to a Permitted Transferee or permitted assignee. For purposes of the immediately preceding sentence
                    (i) Ripplewood Partners and Ripplewood Employee Fund shall be deemed to be one Stockholder and (ii) the Existing Stockholders shall be deemed to be one Stockholder. The rights granted under this Section 2 shall not be assignable; provided, however that a Stockholder may assign its rights under this Section 2 relating to the shares which it is then transferring to a

                    Permitted Transferee or any purchaser in a private transaction of more than 25% of the shares of Common Stock then held by such Stockholder (with (i) Ripplewood Partners and Ripplewood Employee Fund and (ii) the Existing Stockholders, each considered collectively for this purpose).

     3.        Transfer of Shares by FS Stockholder, Sears Stockholder or
               ----------------------------------------------------------
          Ripplewood Stockholder; Rights of Inclusion.
          -------------------------------------------

               a.        Right of Inclusion.
                         ------------------

          i.        The FS Stockholder agrees not to Transfer (as defined in
               Section 5.1) all or any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless the Sears Stockholder, the Ripplewood Stockholder and each Existing Stockholder are given an opportunity to sell to the Third Party such number of shares of Common Stock owned by the Sears Stockholder, the Ripplewood Stockholder and such Existing Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided,
                                                                 --------
               however, that the Sears Stockholder, the Ripplewood
               -------
               Stockholder and the Existing Stockholders shall have no rights pursuant to this Section 3 with respect to Transfers by the FS Stockholder or a Permitted Transferee of the FS Stockholder of Common Stock to (i) any Permitted Transferee of the FS Stockholder or Permitted Transferees of such Permitted Transferee (except Transfers either to an Unaffiliated Permitted Transferee
               (x) more than one year after the date hereof or (y) prior to one year after the date hereof if after such Transfer, FS Stockholder would own less than 25% of the Common Stock or would have granted any approval rights over major corporate transactions or would have transferred rights not in compliance with this Agreement) or
               (ii) to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee of the FS Stockholder in a transaction constituting either (x) a distribution or (y) on isolated sale of less than 5% of the Common Stock for employment incentive purposes.

          ii.       The Sears Stockholder agrees not to Transfer (as defined in
               Section 5.1) all or any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless the FS Stockholder, the Ripplewood Stockholder and each Existing Stockholder are given an opportunity to sell to the Third Party such number of shares of Common Stock owned by the FS Stockholder, the Ripplewood Stockholder and such Existing Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided,
                                                                 --------
               however, that the FS Stockholder, the Ripplewood Stockholder and
               -------
               the Existing Stockholders shall have no rights pursuant to this
               Section 3 with respect to Transfers by the Sears Stockholder or a Permitted Transferee of the Sears Stockholder of Common Stock to any Permitted Transferee of the Sears Stockholder or Permitted Transferees of such Permitted Transferee.

          iii. The Ripplewood Stockholder agrees not to Transfer (as defined in Section 5.1) all or any portion of the shares of common stock it holds to any third party unless the FS Stockholder is given an opportunity to sell to the third party such number of shares of Common Stock owned by the FS Stockholder as is determined in accordance with subsection 3.3 of this
               Section 3; provided, however, that the FS Stockholder shall have no rights pursuant to the Section 3 with respect to Transfers by the Ripplewood Stockholder to any Permitted Transferee of the Ripplewood Stockholder. To the extent the FS Stockholder exercises its rights under this Section 3.1(c), the Existing Stockholders and Sears Stockholder shall thereupon have the rights described in Section 3.1(a).

               b.        Third-Party Offer.
                         -----------------

          i. Prior to the consummation of any sale of all or any portion of the shares of Common Stock held by the Sears Stockholder or FS Stockholder ("Selling Stockholder") to a Third Party, the Selling Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the Selling Stockholder (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to the other Stockholders. Each Third-Party Offer shall include an offer to purchase shares of Common Stock from the Stockholders holding rights under Section 3.1 in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the Selling Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer (including all material information available to the Selling Stockholder relating thereto). If a Stockholder desires to accept the offer contained in the Initial Offer Notice, such Stockholder shall furnish written notice to the Selling Stockholder, within 20 days after its receipt of the Initial Offer Notice, indicating such Stockholder's irrevocable acceptance of the offer included in the Initial Offer Notice and setting forth the maximum number of shares of Common Stock such Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If a Stockholder does not furnish an Acceptance Notice to the

               Selling Stockholder in accordance with these provisions by the end of such 20-day period, such Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notices of the Stockholders together with the shares of Common Stock proposed to be sold by the Selling Stockholder to the Third Party are referred to collectively as "All Offered Shares". Within five days after the date on which the Third Party informs the Selling Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the Selling Stockholder shall send written notice (the "Final Notice") to the participating Stockholders setting forth the number of shares of Common Stock each participating Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by a Stockholder in its Acceptance Notice. Within five days after the date of the Final Notice (or such shorter period as may reasonably be requested by the Selling Stockholder to facilitate the sale), the participating Stockholders shall furnish to the Selling Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Final Notice, the certificates representing the shares of Common Stock held by each Stockholder which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the Selling Stockholder to transfer the Included Shares pursuant to the terms of such Third-Party Offer. Each Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction.

          ii. Prior to the consummation of any sale of all or any portion of the shares of Common Stock held by the Ripplewood Stockholder to a Third Party, the Ripplewood Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the Ripplewood Stockholder (a "Ripplewood Third-Party Offer") to be reduced to writing and shall send written notice of such Ripplewood Third-Party Offer (the "Ripplewood Initial Offer Notice") to the FS Stockholder (with a copy to Sears Stockholder). Each Ripplewood Third-Party Offer shall include an offer to purchase shares of Common Stock from the FS Stockholder, in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the Ripplewood Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Ripplewood Initial Offer Notice shall be accompanied by a true copy of the Ripplewood Third-Party Offer (including all material information available to the Ripplewood Stockholder relating thereto). If the FS Stockholder desires to accept the offer contained in the Ripplewood Initial Offer Notice, the FS Stockholder shall furnish written notice to the Ripplewood Stockholder, within 20 days after its receipt of the Ripplewood Initial Offer Notice, indicating the FS Stockholder's irrevocable acceptance of the offer included in the Ripplewood Initial Offer Notice and setting forth the maximum number of shares of Common Stock the FS Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If the FS Stockholder does not furnish an Acceptance Notice to the Ripplewood Stockholder in accordance with these provisions by the end of such 20-day period, the FS Stockholder shall be deemed to have irrevocably rejected the offer contained in the Ripplewood Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notice of the FS Stockholder together with the shares of Common Stock proposed to be sold by the Ripplewood Stockholder to the Third Party are referred to collectively as "All Offered Shares". Within five days after the date on which the Third Party informs the Ripplewood Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Ripplewood Initial Offer Notice, the Ripplewood Stockholder shall send written notice (the "Ripplewood Final Notice") to the FS Stockholder setting forth the number of shares of Common Stock the FS Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by the FS Stockholder in its Acceptance Notice. Within five days after the date of the Ripplewood Final Notice (or such shorter period as may reasonably be requested by the Ripplewood Stockholder to facilitate the sale), the FS Stockholder shall furnish to the Ripplewood Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Ripplewood Final Notice, the certificates representing the shares of Common Stock held by the FS Stockholder which will be transferred pursuant to such Ripplewood Third-Party Offer (such shares, including any shares sold by other Stockholders exercising rights under Section 3.1(a), shall be referred to herein as the "Included Shares") and
               (ii) a limited power-of-attorney authorizing the Ripplewood Stockholder to transfer the Included Shares pursuant to the terms of such Ripplewood Third-Party Offer. Each Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction. The fact that other Shareholders will have Tag-Along Rights upon an exercise of the FS Stockholders' Tag-Along Rights hereunder shall not result in an extension of any time periods specified in this Section 3.2(b).

               c.        Allocation of Included Shares.  The maximum number of
                         -----------------------------
                    shares of Common Stock that may be sold by FS Stockholder, Sears Stockholder, Ripplewood Stockholder and each Existing Stockholder and all other holders of Common Stock who have rights to participate in sales of Common Stock by the FS Stockholder, Sears Stockholder or Ripplewood Stockholder pursuant to written agreements by and between the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder or the Company and any such holder (the "Other Tag-Along Rights Holders") in any sale governed by this
                    Section 3 shall be (i) All Offered Shares in the event the Third Party has agreed to purchase All Offered Shares and all shares of Common Stock that the Other Tag-Along Rights Holders who have elected to participate in such sale seek to include in such sale or (ii) such number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock which the Third Party has agreed to purchase times (b) a fraction, the numerator of which is the number of shares of Common Stock owned by the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, Existing Stockholders or each Other Tag-Along Rights Holder who is eligible to and has elected to participate in such sale, as the case may be, on the date of the Final Notice or Ripplewood Final Notice and the denominator of which is the total number of shares of Common Stock owned on the date of the Final Notice or Ripplewood Final Notice by all of the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders and the Other Tag-Along Rights Holders who have elected to participate in such sale; provided, however, that, in the event the FS
                          --------  -------
                    Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders or any Other Tag-Along Rights Holder elects to sell a number of shares of Common Stock which is less than the number of shares such holder could sell pursuant to clause (ii) above, the shares of Common Stock that the other such holders can sell in such transaction shall be increased by an aggregate amount equal to the number of shares which any of the FS Stockholder, the Ripplewood Stockholder, the Existing Stockholders or any Other Tag-Along Rights Holder could have sold in such transaction but chose not to sell, and any such increase shall be allocated among such other holders on a pro rata basis based upon the number of shares of Common Stock owned on the date of the Final Notice or Ripplewood Final Notice by such other holders. The Company shall not grant to any Person that is not a party to this Agreement on the date hereof rights which are more favorable than or which would interfere with (it being understood that the granting of substantially similar rights to Other Tag-Along Rights Holders shall not by itself be deemed to so interfere) those granted to the Existing Stockholders pursuant to this
                    Section 3 without Mr. Taubman's or his representative's prior written consent. The Stockholders shall use reasonable best efforts to cause the Company to amend existing agreements under the Company's stock plans for management, and adopt new forms of agreements, so that Management Stockholders having Tag-Along Rights can exercise such rights in a sale either by FS Stockholder or Sears Stockholder.

               d.        Consummation.  The Sears Stockholder, FS Stockholder
                         ------------
                    or Ripplewood Stockholder shall have 90 days from the date of the Final Notice or Ripplewood Final Notice, respectively, in which to sell to the Third Party the shares of Common Stock owned by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder and the Included Shares of the other Stockholders having Tag-Along Rights on terms which are not materially less favorable to the sellers of shares of Common Stock than those specified in the applicable Initial Offer Notice; provided, however, that in
                                                     --------  -------
                    the event there is a decrease in the price to be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the Initial Offer Notice or the Ripplewood Initial Offer Notice, as applicable, which decrease is acceptable to the Sears Stockholder, FS Stockholder (in the case of a Third Party Offer) or Ripplewood Stockholder (in the case of a Ripplewood Third Party Offer), or other material change in terms which are less favorable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, but which are acceptable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall notify the participating Stockholders of such decrease or change in terms, and each of the participating Stockholders shall have five business days from the date of receipt of the notice of such decrease or change in terms to reduce the number of shares of Common Stock it will sell to such Third Party as previously indicated in the applicable Acceptance Notice and the number of shares that all other participating stockholders (including Other Tag-Along Rights Holders) may transfer shall be increased in accordance with the provisions of Section 3.3; and provided, further, that in
                                                   --------  -------
                    the event there is an increase in the price to be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the applicable Initial Offer Notice or other material change in terms which are more favorable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall notify the other Stockholders of such increase or change in terms, and each of the Stockholders who was eligible to but did not elect to participate to the full extent of their rights hereunder shall have five business days from the date of receipt of the notice of such increase or change in terms to increase the number of shares of Common Stock it will sell to such Third Party, and the number of shares that all other participating stockholders (including other Tag-Along Rights Holders) may transfer shall be decreased proportionately if necessary. A Third Party purchaser of shares of Common Stock which complies with this Section 3 shall not be subject to the obligations contained in this Section 3 with respect to future sales of their shares. The Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall cause to be remitted to the participating Stockholders the total sales price of the Included Shares of the participating Stockholders sold pursuant thereto, which consideration shall be in the same form and per share amount as the consideration received by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, and as specified in the Initial Offer Notice (or Ripplewood Initial Offer Notice, as applicable), net (i) in an exercise of Tag-Along Rights by an Existing Stockholder, of the reasonable, incremental out-of-pocket expenses incurred by the FS Stockholder or Sears Stockholder in connection with such sale as a result of the Existing Stockholders' participation therein or (ii) in an exercise of Tag-Along Rights by the Sears Stockholder, the Ripplewood Stockholder or the FS Stockholder, of the pro rata portion (based on the number of shares of Common Stock included by each Stockholder compared to the aggregate number of shares of Common Stock included in such sale) of the reasonable out-of-pocket expenses incurred in connection with a sale consummated pursuant to this Section 3. The Sears Stockholder, FS Stockholder or Ripplewood Stockholder shall furnish, or shall cause to be furnished, such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by the participating Stockholders including, without limitation, evidence of the expenses incurred by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, in connection with such sale. If and to the extent that, at the end of 90 days following the date of the Final Notice (or Ripplewood Final Notice, as applicable), the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, has not completed the sale contemplated thereby, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall return to the participating Stockholders all certificates representing the Included Shares and all powers-of-attorney which the participating Stockholders may have transmitted pursuant to the terms hereof.

               e.        Termination and Assignment.  Any Permitted Transferee
                         --------------------------
                    of the FS Stockholder (other than an Unaffiliated Permitted Transferee) and any assignee of the FS Stockholder's rights under Section 4 shall agree to be bound by this Section 3 to the same extent as the FS Stockholder. Any Permitted Transferee of the Ripplewood Stockholder shall agree to be bound by this Section 3 to the same extent as the Ripplewood Stockholder. Any Permitted Transferee of the Sears Stockholder shall agree to be bound by this Section 3 to the same extent as the Sears Stockholder. The obligations of the FS Stockholder, Sears Stockholder and the Ripplewood Stockholder and any Permitted Transferee or assignee pursuant to the provisions of this Section 3 shall terminate upon a Liquidity Event or, as to any such holder only, upon a distribution without consideration of all of the shares of Common Stock that such holder holds to its stockholders or the limited or general partners or employees of such holder or their Affiliates. The rights granted to the Stockholders pursuant to this Section 3 may not be assigned, except that these rights shall inure to the benefit of a Permitted Transferee of a Stockholder (and its Permitted Transferees) provided that such persons have agreed to be bound by Sections 4 and 5 of this Agreement, and may be assigned to a purchaser or transferee of more than 50% of the shares of Common Stock then held by any Stockholder, and such rights shall be further assignable to any purchaser of more than 50% of the shares of such transferee. No additional Tag-Along Rights shall be granted without the approval of the Company's Board of Directors and no such grant may be a Tag-Along Right on sales by a specific Stockholder without its consent, or a grant that would prevent a

                    Stockholder from participating pro rata in a sale in which it could exercise Tag-Along Rights. Nothing in this section shall be construed as granting rights of inclusion in any Public Market Sale.

     4.        Obligation to Sell Securities.
               -----------------------------

               a.        Sale Obligation.  From and after April 1, 2000, or
                         ---------------
                    earlier if consented to by Sears Stockholder, if the FS Stockholder finds a third-party buyer to which it sells all of the shares of Common Stock held by the FS Stockholder and its Permitted Transferees and assignees (whether such sale is by way of purchase, merger or other form of transaction), upon the request of the FS Stockholder, each of the Existing Stockholders and the Ripplewood Stockholder shall sell all of the shares of Common Stock and the Taubman Option beneficially owned by such Existing Stockholder and the Ripplewood Stockholder to such third-party buyer pursuant to the same terms and conditions negotiated by the FS Stockholder for the sale of shares of Common Stock held by the FS Stockholder and subject to the provisions of the Taubman Option with respect to the consideration to be received for such Option; provided, that an Existing
                                              --------
                    Stockholder and the Ripplewood Stockholder shall have no obligation to sell its shares of Common Stock and the Taubman Option pursuant to this Section 4 unless the FS Stockholder (including its Permitted Transferees and assignees) sells all of the shares of Common Stock held by them. Each of the Existing Stockholders and the Ripplewood Stockholder agrees to such sale, and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such sale. Each of the Existing Stockholders and the Ripplewood Stockholder further agrees to timely take such other actions as the FS Stockholder may reasonably request as necessary in connection with the approval of the consummation of such sale, including voting all Voting Securities in favor of such sale. Each Existing Stockholder shall pay the reasonable incremental out-of-pocket expenses incurred by the FS Stockholder in connection with the inclusion of such Existing Stockholder in a sale consummated pursuant to this Section 4. The Ripplewood Stockholder shall pay its pro rata portion (based on the total value of the consideration received by such Stockholder compared to the aggregate consideration received by all Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred by the FS Stockholder in connection with a sale consummated pursuant to this Section 4.

               b.        Termination and Assignment.  The obligations of the
                         --------------------------
                    Existing Stockholders and Ripplewood Stockholder pursuant to this Section 4 shall be binding on any transferee of or purchaser of shares of Common Stock or all or any part of the Taubman Option from an Existing Stockholder or from the Ripplewood Stockholder or from one of their Permitted Transferees, and any subsequent transferee, except for a transferee purchasing shares in a Public Market Sale, or any subsequent transferee thereof, and an Existing Stockholder, the Ripplewood Stockholder, Permitted Transferee or any other transferee shall obtain and deliver to the FS Stockholder a written commitment to be bound by such provisions from each such transferee or Permitted Transferee prior to any Transfer. Notwithstanding the immediately preceding sentence, a Trust Transferee shall not be required to deliver the written commitment referred to in such sentence upon receipt of shares by way of distribution from the trust; provided, however, that if such Trust Transferee does not deliver such commitment within 30 days after receipt of notice from the Company requesting delivery of such documents (and referring specifically to this Agreement) (such period, the "Document Delivery Period"), the Company need not register such Transfer on its records and the Company (or its designee) shall have a repurchase right as to such shares pursuant to Section 5.1(c). The Trust shall promptly notify the Company of the occurrence of any event that would cause a distribution from the Trust. The obligations pursuant to this Section 4 shall likewise be binding on any transferee of or purchaser of shares from the FS Stockholder (and any subsequent transferee), except for a transferee purchasing shares in a Public Market Sale or any subsequent transferee thereof, or an assignee of the rights held by FS Stockholder under this Section 4, and the FS Stockholder shall obtain an undertaking by such transferee to be so bound. The obligations of the Existing Stockholders and the Ripplewood Stockholder pursuant to this Section 4, and the obligations of any such transferee and Permitted Transferee, shall continue after the consummation of an Initial Public Offering until the occurrence of a Liquidity Event. The rights of FS Stockholder under this Section 4 shall not be assignable except to a purchaser of more than 50% of the shares of Common Stock then held by FS Stockholder and its Permitted Transferees (with FSEP IV and any Permitted Transferee therefrom considered collectively for this purpose) that holds after such purchase more than 25% of the outstanding Common Stock or to a Permitted Transferee of all of

                    FS Stockholder's stock and shall terminate in the event that the FS Stockholder (or such Permitted Transferee or permitted assignee) holds a number of shares of Common Stock which represents less than 20% of the total number of shares of Common Stock outstanding at any time (with FSEP IV, any Permitted Transferee and/or permitted assignee considered collectively for this purpose).

     5.        Restrictions on Transfers of Securities; Right of First Offer.
               -------------------------------------------------------------

               a.        Transfer Restrictions.
                         ---------------------

          i.        Transfer Restrictions Binding Existing Stockholders.   No
                    ---------------------------------------------------
               Existing Stockholder shall, without the prior written approval of FS Stockholder, Transfer any shares of Common Stock or any right, title or interest therein except in a manner in compliance with this Agreement, including (without limitation) Subsection 5.2; or
               (i) pledge, hypothecate or encumber any shares of Common Stock,
               (ii) sell, assign, transfer, gift or otherwise dispose of or convey or distribute to its beneficiaries (in the case of the Trust) ((i) and (ii) collectively, the "Transfer") any shares of Common Stock, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws; or (iii) Transfer any shares of Common Stock (other than to a Permitted Transferee, provided the documents enumerated in clauses (i) - (iii) below are delivered), or any right, title or interest therein, until after April 1, 2000 (the "Permitted Transfer Date") or, if earlier, upon consummation of an Initial Public Offering by the Company, except pursuant to this Agreement or due to involuntary dissolution of the Trust or death. As long as it has any obligations under this Agreement, to the extent permitted by its Declaration of Trust, the Trust shall remain in full force and effect and shall not be dissolved or revoked. After the Permitted Transfer Date, or at such earlier date as required by law or the Declaration of Trust of the Trust, the Existing Stockholders may Transfer shares of Common Stock to a Permitted Transferee, without complying with Section 5.2, provided that each of such transferees (i) executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the Existing Stockholders, (ii) executes an irrevocable power of attorney appointing Nicholas F. Taubman (or an individual designated by Nicholas F. Taubman if he is unable to act due to death or disability) as such transferee's attorney-in-fact with sole irrevocable power and authority to make all decisions on behalf of and take all actions required to be taken by such transferee in connection with this Agreement, including (without limitation) any required sale of shares of Common Stock pursuant to Section 4 hereof, and (iii) if requested by FS Stockholder, delivers an opinion of legal counsel reasonably satisfactory to FS Stockholder that such undertaking is binding and enforceable. Notwithstanding the immediately preceding sentence, a Trust Transferee shall not be required to deliver the items referred to in such sentence upon receipt of shares by way of distribution from the Trust; provided, however, that if such Trust Transferee
                               --------  -------
               does not deliver such items within the Document Delivery Period the Company need not register such Transfer on its records and the Company (or its designee) shall have a repurchase right as to such shares pursuant to Section 5.1(c). The Trust shall promptly notify the Company of the occurrence of any event that would cause a distribution from the Trust.

          ii.       Conditions to Transfer.  Any attempt to Transfer, pledge,
                    ----------------------
               hypothecate or encumber shares of Common Stock, or any right, title or interest therein, not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or Transfer. No Transfer shall be effective which would cause a Change in Control Event. Any shares of Common Stock Transferred pursuant to the terms and requirements of this Agreement (including Sections 3, 4 and 5) shall be Transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith, other than obligations under this Agreement of transferees. Each Stockholder, on the execution and delivery of this Agreement, agrees that such Stockholder will not Transfer any shares of Common Stock prior to delivery to the Company of an opinion of counsel in form and substance reasonably satisfactory to the Company with respect to compliance with the Securities Act, or until a registration statement with respect to such shares of Common Stock under the Securities Act has become effective; except that no opinion shall be required in the case of a Transfer by any Stockholder to a Permitted Transferee or by FS Stockholder or a Permitted Transferee to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee. Except as expressly provided to the contrary herein, all transferees of shares of Common Stock except for a transferee acquiring shares in a Public Market Sale and transferees of such Public Market Sale transferee will be bound by this Agreement in the same manner and to the same extent as the transferor and prior to any Transfer must deliver to the Company and the Stockholders a written undertaking to be and become so bound. Upon completion of any Transfer in compliance with this Agreement, the transferee shall become a Stockholder and entitled to certain rights hereunder.

          iii.      Repurchase Option.  If Voting Securities held by a Trust
                    -----------------

               Transferee become subject to a repurchase option pursuant to
               Section 4.2 or Section 5.1(a) above, upon notice of exercise thereof from the Company (or its designee), such Voting Securities shall be deemed to have been redeemed by the Company or purchased by its designee for, and any certificates representing such Voting Securities shall thereafter represent the right to receive, 85% of their fair market value in cash (which value shall be determined by an Appraising Firm (as defined in Section 5.2)). The Company (or its designee) shall have 60 days from the expiration of the Document Delivery Period to deliver such notice and shall pay such amount promptly (within 90 days from the expiration of the Document Delivery Period) upon delivering such notice, whereupon the Company shall reflect such redemption or sale on the records of the Company. If such notice and payment is not delivered within 210 days of the distribution by the Trust, and if the Trust has complied with its notice obligations hereunder, then the Company shall record the Transfer to the Trust Transferee, notwithstanding the failure to deliver the documents required by subsection (a). The Company's rights under this paragraph (b) shall terminate on the date all rights under Sections 4 and 5 hereof in favor of the FS Stockholder or its Permitted Transferees have terminated.

          iv.       Transfer Restrictions Binding Ripplewood Stockholder.  The
                    ----------------------------------------------------
               Ripplewood Stockholder shall not, without the prior written approval of FS Stockholder, Transfer any shares of Common Stock or any right, title or interest therein except in a manner in compliance with this Agreement, including (without limitation) Subsection 5.2; or: (i) pledge, hypothecate or encumber any shares of Common Stock, except that the Ripplewood Employee Fund may pledge shares of Common Stock subject to Section (e) of this
               Section 5.1; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws; or (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferee or as expressly permitted by and in compliance with this Agreement) until April 1, 2000, or if earlier, upon consummation of an Initial Public Offering by the Company.

          v. The Ripplewood Employee Fund may pledge shares of Common Stock to a lender in connection with the financing of its initial investment in the Company, provided, that in connection with such pledge:

                    (i) No foreclosure sale of the pledge Common Stock shall be consummated unless the FS Stockholder or a person designated by the FS Stockholder shall be given the right to acquire such pledged shares of Common Stock pursuant to this clause (i). Upon the pledgee agreeing to sell the shares of Common Stock, the pledgee shall give written notice to the FS Stockholder of the agreement to sell, which notice shall include a term sheet stating, among other material terms, the agreed upon sale price that the purchaser is willing to pay the pledgee for such shares of Common Stock. FS Stockholder or its designee shall thereafter have the right for a period of 30 days following receipt of such notice to elect to purchase such shares of Common Stock at the price and on the terms stated in the written notice. The FS Stockholder or its designee shall exercise such rights by delivering its irrevocable written election to purchase such shares prior to 2:00 p.m. Los Angeles time on the final day of said 30-day period. If the FS Stockholder (or its designee) elects to purchase such shares of Common Stock, it shall consummate such purchase within 60 days of the final day of the 30-day period. If the FS Stockholder (or its designee) does not elect to purchase such shares of Common Stock, the foreclosure sale may be completed if and only if the transferee agrees in writing to be bound by the obligations of Ripplewood Stockholder set forth in Section 3, 4, 5 and 7 of this Agreement.

                    (ii) A transferee of pledged securities in a foreclosure sale shall not succeed to any rights hereunder of Ripplewood Stockholders, including without limitation rights set forth in Sections 2, 3, 6 and 7 hereof.

                    (iii) Any pledgee of shares of Common Stock shall be bound by Section 4 of this Agreement during such time it may hold shares of Common Stock.

          vi.       Transfer Restrictions Binding Sears Stockholder.  The
                    -----------------------------------------------
               Sears Stockholder shall not, without the prior written approval of FS Stockholder: (i) pledge, hypothecate or encumber any shares of Common Stock; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, unless such Transfer is in compliance with the Securities Act and all applicable State Securities laws and in a manner in compliance with this Agreement, including (without limitation) subsection 5.2; or
               (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferee as is expressly permitted by and in compliance with this Agreement) until April 1, 2000, or if earlier, upon consummation of an Initial Public Offering by the Company.

          vii.      Transfer Restrictions Binding FS Stockholder.  The FS
                    --------------------------------------------
               not, without the prior written approval of Sears Stockholder: (i) pledge, hypothecate or encumber any shares of Common Stock; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, unless such Transfer is in compliance with the Securities Act and all applicable State Securities laws and in a manner in compliance with this Agreement including (without limitation) subsection 5.2; or (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferees as expressly permitted by and in compliance with this Agreement) until April 1, 2000, or, if earlier, upon consummation of an Initial Public Offering by the Company.

               b.        Right of First Offer.
                         --------------------

          i.        First Offer by Existing Stockholder.  Except in the case of
                    -----------------------------------
               a transaction governed by Section 7.3(g) each of the Existing Stockholders hereby agrees not to Transfer, prior to April 15, 2001, or until an Initial Public Offering, if earlier, any of the shares of Common Stock or the Taubman Option held by it to any Person (other than its Permitted Transferees) unless FS Stockholder and Sears Stockholder, pro rata based on such stockholder's then-current ownership of Common Stock (or any third person(s) designated by FS Stockholder or Sears Stockholder, as the case may be, which may include their Affiliates or the Company), is given the right to acquire such shares of Common Stock pursuant to the provisions of this Subsection 5.2. In addition, until a Liquidity Event, the Existing Stockholders shall not Transfer any shares of Common Stock to any Person who directly or indirectly carries on or participates in any business in competition with the Business (whether conducted by the Company or any Subsidiary or controlled Affiliate of the Company) without complying with this Section 5.2.

          ii.       First Offer by Ripplewood Stockholder.  Except in the case
                    -------------------------------------
               of a transaction governed by Section 5.1(d) and (e) or 7.3(g) the Ripplewood Stockholder agrees not to Transfer, until an Initial Public Offering, any of the shares of Common Stock held by it to any Person (other than its Permitted Transferees) unless FS Stockholder and Sears Stockholder, pro rata based on such Stockholder's then-current ownership of Common Stock (or any third person(s) designated by FS Stockholder or Sears Stockholder, as the case may be, which may include their Affiliates or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of this Subsection 5.2.

          iii.      First Offer by FS Stockholder.  Except in the case of a
                    -----------------------------
               transaction governed by Section 5.1(f) or 7.3(g), the FS Stockholder agrees not to Transfer, until consummation of an Initial Public Offering by the Company, any of the shares of Common Stock held by it to any Person (other than its Permitted Transferees) unless the Sears Stockholder (or any third person(s) designated by Sears Stockholder, which may include Affiliates of Sears Stockholder or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of Subsection 5.2(e).

          iv.       First Offer by Sears Stockholder.  Except in the case of a
                    --------------------------------
               transaction governed by Section 5.1(g) or 7.3(g), the Sears Stockholder agrees not to Transfer, until consummation of an Initial Public Offering by the Company, any of the shares of Common Stock held by it to any person (other than a Permitted Transferee) unless the FS Shareholder (or any third person(s) designated by FS Stockholder, which may include Affiliates of FS Stockholder or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of Subsection 5.2(e).

          v.        First Offer Provisions.  If a Stockholder while subject to
                    ----------------------
               the provisions of this Section 5.2 receives an offer from any Person (other than its Permitted Transferees) to acquire any shares of Common Stock, or decides to solicit or cause to be solicited a proposal or proposals to acquire shares of Common Stock, such Offering Stockholder shall first give each other Stockholder having rights with respect to the shares of Common Stock held by such Offering Stockholder under this Subsection 5.2 (the "Offeree") written notice (the "Stockholder Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum cash sales price (the "Target Price") that such Stockholder would entertain for the shares of Common Stock to be sold (the "Offered Securities"). The Offeree (or its designee) shall have the right for a period of 20 days following the delivery of the Stockholder Notice (the "Acceptance Period") (provided, that if more than one Stockholder is an
                         --------
               Offeree, the Acceptance Period shall be shortened to 15 days, and if any Offeree declines to exercise its rights with respect to the Stockholder Notice, those Offerees exercising their rights may, by giving a written notice by the 20th day after the Stockholder's Notice, purchase all, but not less than all, of the portion of the shares of Common Stock not accepted by the declining Offeree (the "Take-Up Right"), pro rata based on such electing Offerees ownership of Common Stock) to accept the offer to purchase all but not less than all of the Offered Securities at the Target Price and upon the other terms provided with the Stockholder Notice. The Offeree (or its designee) shall exercise its rights under this Section 5.2 by delivering to such Offering Stockholder an irrevocable written notice of its election prior to 2:00 p.m. Los Angeles time on the final day of the Acceptance Period. If the Offeree (or its designee) exercises its rights under this Section 5.2, the sale of the Offered Securities shall be consummated within 60 days of the final day of the Acceptance Period (the "Purchase Period"). If the Offeree (or its designee) does not elect to purchase the Offered Securities on such terms (and the failure to deliver an irrevocable notice of acceptance shall be conclusively deemed to be rejection of such opportunity) or fails to consummate a purchase of the Offered Securities within the Purchase Period, such Offering Stockholder shall have the right (without limitation to other rights it may have) to consummate the sale of the Offered Securities on terms not materially more favorable to the purchaser than specified in the Stockholder Notice for a period of 135 days (the "Consummation Period") after the expiration of the Acceptance Period or, if applicable, the Purchase Period, provided, that if necessary in order to receive approval of such sale under antitrust laws, the Purchase Period Consummation Period may be extended for a reasonable period by written notice to the Stockholders. If such Offering Stockholder does not complete such sale, transfer or conveyance within the Consummation Period, such Offering Stockholder shall not have the right to sell, transfer or convey any of the Offered Securities without again complying with this Subsection 5.2. In the event such Offering Stockholder intends to sell the Offered Securities for consideration other than cash, such Offering Stockholder shall notify the Offeree (or its designee) of the terms and value of such non-cash consideration. The Offeree (or its designee) may elect within 30 days of such notice to have the fair market value of such non-cash consideration determined, with the parties jointly selecting an investment banking firm to resolve any dispute regarding the fair market value of such non-cash consideration; in the absence of agreement on such firm, a third investment banking firm (designated by the firms proposed by the Offeree and Offering Stockholder) shall determine such fair market value. The investment banking firm so selected is referred to as the "Appraising Firm." If the sum of the fair market value of the non-cash consideration and the cash consideration (in the case of a sale that is partially for cash) is less than the cash price offered to Offeree (or its designee) pursuant to this Subsection 5.2, the Offeree (or its designee) may, within 20 days of the determination of the fair market value of the non-cash consideration, elect to purchase the Offered Securities proposed to be sold for an amount in cash equal to the sum of (i) the fair market value of the non-cash consideration and (ii) the cash consideration, if any. Such purchase must be consummated within 60 days of the determination of fair market value. If such Offering Stockholder receives a written offer for the Offered Securities at any time during the Consummation Period which is acceptable to such Offering Stockholder but is less than the Target Price or is upon terms materially less favorable to such Offering Stockholder than the terms provided to the Offeree (or its designee) in the Stockholder Notice (the "Below Target Price Offer"), such Stockholder shall promptly deliver a copy of such written offer to the Offeree (or its designee). During the 20-day period following delivery of such written offer (which period shall be 15 days in the event there is more than one Offeree, and such Offerees shall have a Take-Up Right), the Offeree (or its designee) shall have the right to accept the offer to purchase the Offered Securities on the terms reflected in such written offer. The Offeree (or its designee) shall, if it so desires, exercise such right by delivery to such Offering Stockholder written notice of its election to purchase all but not less than all of the Offered Securities prior to 2:00 p.m. Los Angeles time on the final day of such additional 20 day period (or 15 day period, as the case may be) and the sale of the Offered Securities shall be consummated within 60 days of the delivery of such written notice, provided, that if necessary in order to obtain approval of such sale under antitrust laws, such 60-day period may be extended for a reasonable period by written notice to the Stockholders. If the Offeree (or its designee) does not elect to accept the offer to purchase the Offered Securities on such terms within such 20-day period or fails to consummate the purchase of the Offered Securities within 60 days of the date of the Offeree's (or its designee's) acceptance of the Below Target Price Offer, such Stockholder shall have (without limitation to any other rights it may have) 135 days to consummate the sale of the Offered Securities at a price and upon terms are not materially less favorable to such Stockholder than the price and terms specified in the written offer delivered to the Offeree (or its designee), provided, that if necessary in order to receive approval of such sale under antitrust laws, the 135-day period may be extended for a reasonable period by written notice to the Stockholders. In the event a Below Target Price Offer involves any non-cash consideration, the procedures for valuing such non-cash consideration set forth in Subsection 5.2 above shall be utilized to determine the fair market value of such non-cash consideration and all time periods specified herein, extended accordingly. Any sale consummated will be subject to Section 3.1 hereof to the extent applicable.

               c.        Termination and Assignment.  The rights granted to
                         --------------------------
                    Sears Stockholder and FS Stockholder under Subsection 5.2 shall be assignable to their Permitted Transferees (other than an Unaffiliated Permitted Transferee) and any designee, as provided in this Section 5, or to a purchaser acquiring more than 50% of the outstanding Common Stock then held by the FS Stockholder or Sears Stockholder. Any transferee of shares of Common Stock from a Stockholder, other than a purchaser of shares in a Public Market Sale or any subsequent transferee thereof, shall be bound by the provisions of this Section 5 and each Stockholder completing a Transfer shall obtain and deliver to each other Stockholder a written commitment by such transferee to be bound by such provisions prior to any Transfer. Neither the Ripplewood Stockholder nor the Existing Stockholder need make a first offer if the Stockholders to whom such an offer would be made own in the aggregate less than the lesser of
                    (i) 40% of the shares of Common Stock or (ii) 1.5 times the number of shares owned by such offering Stockholder.

               d.        Taubman Option and Option Shares.   Any reference in
                         --------------------------------
                    this Agreement (including any reference in Section 4) to shares of Common Stock shall include the Option Shares as defined in the Option Agreement. After the Permitted Transfer Date, the Taubman Option is transferable, but shall be subject to the provisions of Sections 4, 5.1 and 5.2 hereof to the same extent as shares of Common Stock (subject to appropriate adjustment to take account of the exercise price thereof).

     6.        Registration Rights; Acquisitions of Common Stock.
               -------------------------------------------------

               a.        Registration Rights.   FS Stockholder, the Sears
                         -------------------
                    Stockholder, the Ripplewood Stockholder and the Existing Stockholders shall be entitled to certain registration rights with respect to their shares of Common Stock (the "Registration Rights"). The terms of the Registration Rights are set forth in Exhibit A attached hereto. The rights granted to Stockholders under this Section 6.1 shall not be assignable, except that a Stockholder may assign such rights to a Permitted Transferee (provided, that any Permitted Transferee of the Existing Stockholders shall deliver to the Company a power-of-attorney appointing Mr. Taubman (or an individual he designates if he is unable to act due to death or disability), as such Permitted Transferee's attorney-in-fact for purposes of exercising such Transferee's rights and fulfilling such Transferee's obligations under this Section
                    6) or to any purchaser of more than 50% of the shares of Common Stock then held by such Stockholder (with (i) the Ripplewood Stockholder, and (ii) the Existing Stockholders, each considered collectively for this purpose).

               b.        Acquisition of Common Stock.   After consummation of
                         ---------------------------
                    an Initial Public Offering, no Stockholder shall purchase or permit its Affiliates to purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire (subject, in the case of the Trust, to Section 5.1(a)), beneficial ownership of additional shares of Common Stock or Securities.

     7.        Representation on the Board of Directors.
               ----------------------------------------

               a.        The Board.  At each annual or special meeting of
                         ---------
                    stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder and the Existing Stockholders agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that (i) three
                    (3) candidates nominated by FS Stockholder, (ii) Mr. Taubman or, in the event of his death or disability, his representative designated in writing, (iii) one (1) candidate nominated by the Ripplewood Stockholder, (iv) the Chief Executive Officer of the Company and (v) three (3) candidates nominated by the Sears Stockholder shall be elected to fill and continue to hold positions on the Board.

          Prior to an Initial Public Offering by the Company, the FS Stockholder may require the Board to nominate, and the Stockholders to vote their shares in favor of electing, up to two (2) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), and each Stockholder shall take all actions necessary in connection therewith. Upon consummation of an Initial Public Offering by the Company, or as soon as practicable thereafter, the Company shall have at least two (2) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), as may be required by applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with the Initial Public Offering, and each Stockholder shall take all actions necessary in connection therewith. Mr. Taubman (or his representative) may not be removed from the Board without cause. In addition, Mr. Taubman shall not be disqualified from being a director by virtue of his age. The Board of Directors shall have no fewer than nine (9) and no more than eleven (11) directors and the Stockholders shall vote to have the Bylaws provide that the Company shall have no fewer than nine (9) nor more than eleven (11) directors. Notwithstanding the preceding sentence, in the event of an acquisition by the Company where more than 10% of the Voting Securities are issued to the seller, and as an important element of the transaction additional Board seats are required (an "Acquisition Event"), the Stockholders will use reasonable best efforts to make such Board seats available including, without limitation, taking all necessary actions to amend this Agreement and the Bylaws and cause their respective nominees to the Board to approve an increase in the size of the Board, necessary amendments to this Agreement, and the election of new members of the Board.

          Notwithstanding any other provisions of this Section 7.1: (i) at such time as either of the FS Stockholder or the Sears Stockholder (including, in each case, their Permitted Transferees) have sold more than one-third but less than two-thirds of their Initial Shares, the FS Stockholder or the Sears Stockholder, as the case may be, shall be entitled to designate no more than two
(2) members of the Board; (ii) at such time as either of the FS Stockholder or the Sears Stockholder (including, in each case, their Permitted Transferees) have sold two-thirds or more of their Initial Shares, the FS Stockholder or the Sears Stockholder, as the case may be, shall be entitled to designate no more than one (1) member of the Board; and (iii) at such time as

FS Stockholder or Sears Stockholder shall own less than 5% of the Common Stock, such Stockholder's right to designate members of the Board shall terminate. Sales to Permitted Transferees will not cause a reduction in rights under this
Section 7.1.

          If, at any time from and after the date hereof until a Board Rights Termination Event, a Stockholder shall give notice of its desire to remove any director previously nominated by that party to serve on the Board, the Stockholders agree to exercise or cause to be exercised voting rights with respect to all Voting Securities held of record or beneficially owned by it or them so as to remove such director of the Company. If at any time from and after the date hereof, until a Board Rights Termination Event any director previously nominated by FS Stockholder, Sears Stockholder, Mr. Taubman or the Ripplewood Stockholder to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), Sears Stockholder, FS Stockholder, Mr. Taubman or the Ripplewood Stockholder, as the case may be, shall be entitled to nominate a successor director to fill the vacancy created thereby, and the Stockholders agree to exercise voting rights with respect to the shares of Voting Securities held of record or beneficially owned by them so as to elect such nominee as a director of the Company.

          In furtherance of its obligations under this Section 7.1, and its
                                                       -----------
other obligations hereunder, effective on the date hereof the Ripplewood Stockholder shall and hereby does grant to FSEP IV an irrevocable proxy to vote the shares of the Ripplewood Stockholder in any manner that FSEP IV shall choose consistent with the terms of this Agreement, in the form previously granted.
The irrevocable proxy shall be transferable to any Permitted Transferee (other than Unaffiliated Permitted Transferees) of the FS Stockholder, and the Ripplewood Stockholder shall execute and deliver a new irrevocable proxy if necessary to effect such transfer. No Transfer by the Ripplewood Stockholder to any Permitted Transferee or other transferee (or any subsequent transferee) shall be effective unless such transferee first delivers a substantially identical irrevocable proxy in favor of FSEP IV or its Permitted Transferee.
Any such irrevocable proxy shall expire upon consummation of an Initial Public Offering.

                    b.        Approval Right.  Notwithstanding any other
                              --------------
                         provision of this Agreement to the contrary, until April 15, 2001, the Company (including any successor to the Company's business) may not Transfer any significant portion of its assets to, or merge with or into, AutoZone, Inc. or any Affiliate thereof and FS Stockholder, including any Permitted Transferee, assignee or designee of FS Stockholder and Sears Stockholder, may not directly or indirectly transfer any interest in or control over any Voting Securities to AutoZone, Inc., or any Affiliate thereof, without the prior written approval of Mr. Taubman.

               c.     Certain Actions of the Board.
                      ----------------------------

          i. Without the approval of Mr. Taubman or his representative, the Company shall not (i) issue any capital stock for consideration having a value less than the fair market value of such capital stock (as determined in reasonable good faith by the Board), unless such capital stock is issued in connection with a financing transaction the overall terms of which are fair and in the best interests of the Company, as determined in reasonable good faith by the Board and provided, in the event that a Stockholder or any of its Affiliates is participating in or providing such financing the Existing Stockholders have the opportunity to participate in such financing and, if they so participate, to purchase or otherwise receive on the same terms their Pro Rata Share (as defined in Section 2.4) of such Securities, or in connection with a debt exchange, the overall terms of which the Board determines in reasonable good faith are fair and in the best interests of the Company, (ii) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder or of the Ripplewood Stockholder, or the Sears Stockholder except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party, or (iii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of Mr. Taubman or his representative thereunder, as the case may be, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Existing Stockholders, or execute any amendment to this Agreement which adversely affects the rights and obligations of the Existing Stockholders and their Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          ii. Without a meeting of the Board of Directors of the Company (as opposed to a committee thereof) having been called and convened for the purpose of discussing any such action, the Company shall not (i) commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, (ii) acquire (including by merger) stock or assets of another business (other than assets acquired in the ordinary course of business), from any seller or group of related sellers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, (iii) effect an Initial Public

               Offering, (iv) engage in any debt financing whereby the Company and any of its subsidiaries, taken together, incur in excess of $100 million of debt, determined as of the time of such financing, other than pursuant to the terms of any credit facility then outstanding for purposes of working capital, or acquisitions or expenditures considered pursuant to clause (ii) of this Section 7.3(b), (v) hire or terminate the employment of an executive officer of the Company, (vi) other than pursuant to employee plans approved by the Board of Directors, issue any additional equity securities, (vii) sell assets not in the ordinary course of business (including by merger or sale of stock of a subsidiary), to any buyer or group of related buyers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, (viii) participate in a merger, share exchange, or other business combination transaction having a fair market value in excess of $25 million or (ix) exercise its postponement rights pursuant to Section 2.1(d) of Exhibit A.

          iii. Without the approval of the director nominated by the Ripplewood Stockholder, the Company shall not (i) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party or (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the Ripplewood Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Ripplewood Stockholder, or execute any amendment to this Agreement which adversely affects the rights and obligations of the Ripplewood Stockholder and their Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          iv. Except with respect to the matters set forth in Section 7.3(c), the director nominated by the Ripplewood Stockholder (the "Ripplewood Director") shall, until the consummation of an Initial Public Offering, cast any vote at a meeting of the Board of Directors together with a majority of the directors nominated by and affiliated with the FS Stockholder (the "FS Directors") and shall execute and deliver to the Secretary of the Company any written consent of the Board executed by all of the FS Directors. Except as set forth in the preceding sentence, the Ripplewood Stockholder shall not take any action as a Director except as required by law or as directed by a majority of the FS Directors. Notwithstanding the foregoing, but subject to the next paragraph, the Ripplewood Director shall not be required to vote or act in a manner that he or she believes in good faith based on the advice of counsel would violate applicable law, provided that in such circumstance the Ripplewood Director shall abstain from voting or acting altogether.

     In the event (i) the Ripplewood Director shall fail to comply with the agreement in Section 7.3(d), (ii) the Ripplewood Director shall exercise his or her right to abstain pursuant to the last sentence of Section 7.3(d), or (iii)
Section 7.3(d) shall be determined (other than at the instance of the FS Stockholder or its affiliates) to be invalid, illegal or unenforceable in whole or in part in any respect, or the Ripplewood Director, Ripplewood Stockholder or their affiliates shall assert such invalidity, illegality or unenforceability, then, in any such case, the FS Stockholder shall be entitled to remove the Ripplewood Director from the Board, and the Board shall be entitled to appoint another director in its sole discretion, and the Ripplewood Director shall immediately resign from the Board without casting any further votes or taking any further actions as a Director. In addition, if clause (i) or (iii) of the preceding sentence is applicable, then, without, further action by any party to this Agreement, the Stockholders' Obligation to elect a nominee of the Ripplewood Stockholder to the Board shall be of no further force and effect; if clause (ii) of the preceding sentence is applicable, then at any time after the FS Stockholder shall have replaced the Ripplewood Director on the Board and the Board has had a reasonable opportunity to reconsider the vote or action with respect to which the Ripplewood Director abstained, promptly upon the Ripplewood Stockholder's or Ripplewood Director's request, the Ripplewood Stockholder shall be entitled to be reappointed a Director under Section 7.1.

          v. Without the affirmative approval of a majority of the directors nominated by the FS Stockholder, the Company shall not
               (i) enter into any transaction or series of related transactions with any Affiliates of the Sears Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party; (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the FS Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the FS Stockholder; (iii) execute any amendment to the Articles of Incorporation or Bylaws having the effect of creating super majority voting requirements for meetings or consents of stockholders or directors; or (iv) execute any amendment to this Agreement which adversely affects the rights and obligations of the FS Stockholder and its Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of

               Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          vi. Without the approval of a majority of the directors nominated by the Sears Stockholder, the Company shall not (i) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party; (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the Sears Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Sears Stockholder; (iii) execute any amendment to the Articles of Incorporation or Bylaws having the effect of creating super majority voting requirements for meetings or consents of stockholders or directors; or (iv) execute any amendment to this Agreement which adversely affects the rights and obligations of the Sears Stockholder and its Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          vii. Subject to Sections 7.2 and 7.3(a) if, after a meeting of the Board of Directors duly called and noticed (or for which notice was waived), the Board of Directors approves in good faith either (i) a sale of substantially all of the assets of the Company or its operating subsidiaries or (ii) a sale of substantially all of the capital stock of the Company or (iii) a merger or other business combination transaction in which substantially all of the shares of capital stock of the Company will be converted into the right to receive cash or other securities, then subject to receipt by the Company of an opinion from a nationally-recognized investment banking firm that the transaction is fair, from a financial point of view, to the Company's stockholders, each Stockholder shall vote all of its shares in favor of such transaction, waive any dissenting rights it may have in connection with such transaction, execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such transaction, and timely take such other actions as the Board of Directors may reasonably request as necessary in connection with the approval of or consummation of such transaction. The Company shall use reasonable best efforts to amend existing agreements under its stock plans for management, and to adopt new forms of agreements, so that this Section 7.3(g) will be binding on management stockholders and option holders. Each Stockholder agrees that no Transfer of its Securities shall be effective unless the Transferee (other than a Transferee in a Public Market Sale) agrees to be bound by this Section 7.3(g). The provisions of this Section 7.3(g) shall terminate at such time as the Stockholders (including any additional parties hereto) no longer are designating or have the right to designate a majority of the members of the Board of Directors.

          d.        Termination and Assignment. The rights contained in Section
                    --------------------------
               7.1 shall not be assignable other than by FS Stockholder or Sears Stockholders to a Permitted Transferee or by the Ripplewood Stockholder to a Permitted Transferee or by Mr. Taubman to a Permitted Transferee (of the type described in clause (w) of the definition thereof). Mr. Taubman's or his representative's rights under Sections 7.1 and 7.3 shall terminate if Mr. Taubman and his Permitted Transferees own less than 2.5% of the issued and outstanding shares of Common Stock.

     8.   Certain Covenants of the Company.
          --------------------------------

          a.        Audited Financial Statements. So long as any Stockholder
                    ----------------------------
               owns 5% or more of the Company's Voting Securities, the Board of Directors shall engage a nationally recognized firm reasonably acceptable to the FS Stockholder and the Sears Stockholder to audit the annual financial statements of the Company, and copies of such audited annual financial statements shall be delivered to the Stockholders as promptly as possible after completion, and no more than 90 days after the fiscal year end.

          b.        Other Financial Information. Within 45 days after the last
                    ---------------------------
               day of each fiscal quarter (other than the fourth quarter), the financial statements of the Company, prepared in accordance with past practice, for such quarter and for the elapsed portion of the fiscal year then ended shall be delivered to the Stockholders. In addition, each Stockholder holding 5% or more (and, in the case of Mr. Taubman, 2.5% or more) of the Company's Voting Securities shall be entitled to receive monthly financial statements and other financial or business information it may reasonably request regarding the operation of the business.

     9.   Copy of Agreement.  A copy of this Agreement and all amendments hereto
          -----------------
shall be filed with the Secretary of Company and shall be kept at the principal executive offices of Company.

     10.       Governing Law. This Agreement shall be governed by and construed
               -------------
          and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of laws rules thereof.

     11.       Representations and Warranties. Each Stockholder represents and
               ------------------------------
          warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (b) that this Agreement and the performance of its obligations hereunder have been duly authorized, and that this Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms; (c) that such Stockholder owns beneficially and of record the shares of Common Stock and the rights, options or warrants to purchase any capital stock of the Company set forth opposite its name on Schedule 1 hereto, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance and (d) that such Stockholder does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company. The Trust further represents and warrants that it is a trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The sole living Trust beneficiaries are: Nicholas F. Taubman (during his lifetime) and, upon the death of Nicholas F. Taubman, his children then living (presently his children are Marc E. Taubman and Lara L. Taubman). The execution, delivery and performance of this Agreement will not violate any trust document establishing or governing the Trust.

     12.       Amendment and Waiver; Successors; After Acquired Shares. Except
               -------------------------------------------------------
          in order to add additional parties who are purchasers of Securities (including the granting of Registration Rights to such parties on terms permitted hereunder) or in connection with an Acquisition Event, this Agreement may be amended, modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of each of the FS Stockholder and the Sears Stockholder, the written consent of the Existing Stockholders holding a majority of the shares of Common Stock then held by the Existing Stockholders, and to the extent the terms of the specific rights (including, without limitation, their Registration Rights, board rights or Tag-Along Rights) of the Ripplewood Stockholder would be prejudiced thereby, the written consent of the Ripplewood Stockholder, and any amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and Permitted Transferees and assigns (if any), provided, that to the extent either the FS Stockholder or Sears Stockholder or their respective Permitted Transferees hold less than 10% of Common Stock, any such amendment shall only require such Stockholder's written consent if and to the extent the terms of their respective specific rights (including, without limitation, their Registration Rights, board rights or Tag-Along Rights) would be prejudiced thereby. This Agreement shall be binding on the parties hereto and, their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein to an assignee or Permitted Transferee, this Agreement and the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion. If any right hereunder is not assignable, it shall not be transferred to any subsequent holder of shares of Common Stock by reason of the transfer of shares to such holder. The Agreement shall apply to all shares of Common Stock now owned or hereafter acquired by any Stockholder, and the term "Common Stock" includes any securities into which Common Stock may hereafter be changed or which may hereafter be issued to holders of shares of Common Stock. No party hereto nor their Affiliates will take any action indirectly (such as the sale of a subsidiary) that would otherwise be prohibited if taken directly by a party. Without the consent of the other Stockholders holding a majority of the Common Stock not held by Sears Stockholder, Sears, Roebuck and Co. shall not transfer any voting equity interest in Sears Stockholder to a non-Affiliate unless the Securities owned by Sears Stockholder are first transferred to Sears, Roebuck and Co. or a controlled Affiliate thereof.

     13.       Interpretation. The headings of the Sections contained in this
               --------------
          Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

     14.       Notices. All notices and other communications provided for or
               -------
          permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or delivered by telecopier (with receipt confirmed), on the date of such delivery or transmission, (i) if to Company, at its principal business address, attention Chief Executive Officer, (ii) if to the FS Stockholder, at Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025, Attention: William M. Wardlaw, telecopier: (310) 444-1870, (iii) if to Mr. Taubman at 2818 Avenham Ave., SW, Roanoke, VA 24104, with a copy to Douglas W. Densmore, Esq., Flippin, Densmore, Morse, Rutherford & Jessee, 300 First Campbell Square, Drawer 1200, Roanoke, Virginia 24006; (iv) if to the Trust at c/o Nicholas F. Taubman at 2818 Avenham Ave., SW, Roanoke, VA 24104, with a copy to Douglas W. Densmore, Esq., Flippin, Densmore, Morse, Rutherford & Jessee, 300 First Campbell Square, Drawer 1200, Roanoke, Virginia 24006; (v) if to the Ripplewood Stockholder at Ripplewood Holdings L.L.C., 1 Rockefeller Plaza, 32nd Floor, New York, NY 10020,
          Attention: John Duryea, facsimile: (212) 582-4110, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, NY, Attention:
          Robert F. Quaintance, Jr., facsimile (212) 909-6836; and (vi) if to the Sears Stockholders at Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois 60179,

          Attention: Assistant General Counsel Corporate and Securities, facsimile: (847) 286-0959, with a copy to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441, Attention Scott J. Davis, facsimile: (312) 701-7711 (or at such other address or facsimile number for any party as shall be specified by like notice provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof).

     15.       Legends. All certificates evidencing shares of Common Stock which
               -------
          are issued to any of FSEP IV, the Ripplewood Stockholder, the Sears Stockholder and the Existing Stockholders shall bear the following legend (in addition to any other legend required to be placed thereon):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE, HYPOTHECATION, DISTRIBUTION AND VOTING THEREOF AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF _______________, 1998, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

     All certificates evidencing shares of Common Stock which are issued to the Trust shall be legended as follows (in addition to the above legend and any other legend required by law to be placed thereon):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER THEREOF RELATING TO THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964 AS SET FORTH IN SECTIONS 5.1(A) AND (B) OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF __________, 1998, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

     16.       Further Assurances. The Stockholders shall exercise, or cause to
               ------------------
          be exercised, voting rights with respect to Voting Securities held of record or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the Virginia Stock Corporation Act or other applicable law. Each Stockholder further agrees that it will not take any action (such as amending the articles of incorporation or bylaws of the Company) that would materially interfere with or prevent the exercise of any rights of the other Stockholders under this Agreement. The Company covenants and agrees that it will act in good faith to preserve for each of the Stockholders the benefits of this Agreement and that it will take no voluntary action to impair the benefit hereof or to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or to deny to any of the Stockholders any of the benefits or protections contemplated hereby.

     17.       Injunctive Relief; Disputes.  It is acknowledged that it will be
               ---------------------------
          impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     18.       Severability. If any term or other provision of this Agreement is
               ------------
          invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

     19.       Entire Agreement. This Agreement (and Exhibits hereto), together
               ----------------
          with the Company's Articles of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     20.       Counterparts.  This Agreement may be executed in two or more
               ------------
          counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

21.       Term.  This Agreement shall terminate and be of no further force and
          ----
     effect on the date that is ten years from the date hereof, provided that subject to Section 7.4,

     Mr. Taubman's rights under Section 7.1 shall survive termination of this Agreement so long as he shall live.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

               ADVANCE HOLDING CORPORATION


               By:  /s/ J. O'Neil Leftwich
                  -------------------------------------------------------
               Its:  Senior Vice President and Chief Financial Officer
                     ----------------------------------------------------


               NICHOLAS F. TAUBMAN


               /s/ Nicholas F. Taubman
               ----------------------------------------------------------


               THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964


               By:  /s/ Eugenie L. Taubman
                  -------------------------------------------------------
                    Trustee


               RIPPLEWOOD PARTNERS, L.P.
               a Delaware limited partnership


               By:  /s/ John Duryea
                 --------------------------------------------------------
               Its:______________________________________________________


               RIPPLEWOOD ADVANCE AUTO PARTS
               EMPLOYEE FUND I L.L.C.,
               a Delaware limited liability company


               By:  /s/ John Duryea
                  -------------------------------------------------------
               Its:______________________________________________________

               FS EQUITY PARTNERS IV, L.P.
               a Delaware limited partnership

               By:  FS Capital Partners, LLC
                    Its:  General Partner


                    By:    /s/ Mark J. Doran
                       -------------------------------------
                    Its_____________________________________


               WA HOLDING CO., formerly
               WESTERN AUTO HOLDING CO.,
               a Delaware corporation


               By: /s/ Sue Field
                  -------------------------------------
               Its_____________________________________


               For purposes of the last sentence of Section 12 only:

               SEARS, ROEBUCK AND CO.,
               a New York corporation


               By: /s/ Sue Field
                   -------------------------------------
               Its _____________________________________